Exhibit 99.1

FOR IMMEDIATE RELEASE

FEBRUARY 8, 2018

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Announces Conference Call on February 21 to Discuss Fourth-Quarter and Full-Year 2017 Earnings

EnLink also affirms timing for 2018 quarterly earnings calls

DALLAS, February 8 — The EnLink Midstream companies (EnLink), EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE: ENLC), will host a conference call on Wednesday, February 21, at 9 a.m. Central time to discuss fourth-quarter and full-year 2017 financial and operating results.

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10115154 where they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s fourth-quarter 2017 operations report and earnings press release will be posted at www.EnLink.com after market close on February 20.

EnLink intends to provide quarterly financial and operating results, as well as host earnings webcasts and conference calls, throughout 2018, according to the following schedule:

•                  First-Quarter 2018:

•                  Tuesday, May 1, 2018: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, May 2, 2018: Webcast and conference call to be held at 9 a.m. Central time

•                  Second-Quarter 2018:

•                  Tuesday, July 31, 2018: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, August 1, 2018: Webcast and conference call to be held at 9 a.m. Central time

•                  Third-Quarter 2018:

•                  Tuesday, November 6, 2018: Operations report and earnings press release to be posted at www.EnLink.com after market close

•                  Wednesday, November 7, 2018: Webcast and conference call to be held at 9 a.m. Central time

All dates and times are subject to change. Any timing updates, along with participation instructions for the webcasts and conference calls, will be provided via press release prior to each quarterly earnings announcement.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

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